Exhibit (p)(31)

IV. CODE	OF ETHICS (RULE 204A-1 AND RULE 17J-1)

•

The Firm is required, under Section 204A and 204A-1 of the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940, as amended (the “1940 Act”), to maintain and enforce written policies and procedures reasonably designed to prevent the Firm or its employees from misusing material nonpublic information. The Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”) added Section 204A to the Investment Advisers Act of 1940, as amended (the “Advisers Act”). ITSFEA requires that every investment adviser to establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material non-public information by the Adviser.

•

Rule 17j-1 is specifically applicable to the Mutual Funds in which LIM serves as a sub-adviser which requires LIM as the sub-adviser to the Mutual Funds to take reasonable steps to prevent LIM’s access persons from engaging in fraudulent conduct, including insider trading.

•

LIM’s Code of Ethics (the “Code”) is based on the principle that the officers, principals, supervised persons and employees of the Firm owe fiduciary duties to their clients and, therefore, must place the clients’ interests ahead of their own.

•

The Firm’s employees must avoid any conduct which could create any actual or potential conflict of interest and must make sure that their personal securities transactions do not in any way interfere with their clients’ portfolio transactions. In addition, the Firm’s personnel must make sure that they do not take inappropriate advantage of their positions.

•

The Firm has adopted this Code to specify a code of conduct for certain types of personal securities transactions that might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

•

Only by conducting its business in accordance with the highest ethical, legal, and moral standards can LIM achieve its goals. Since corporate behavior begins with individual behavior by Employees, LIM has adopted the Code so that Employees may know the individual ethical, legal, and moral standards expected of them.

A.	Business Conduct Standards

•

LIM and its Employees are prohibited from engaging in fraudulent, deceptive, or manipulative conduct. Compliance with this involves more than acting honestly and in good faith alone. LIM and its Employees should always act with utmost good faith, solely in the best interests of our clients, and make full and fair disclosure of all material facts, especially where LIM’s interests may conflict with our clients.

•	The Code provides written standards that are reasonably designed to deter wrongdoing and to promote:

•

Honest and ethical conduct, including the ethical handling of actual or perceived conflicts of interest between personal and professional relationships (Refer to Section E. below for additional details);

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that LIM files with or submits to the SEC and in other public communications made by LIM;

•	Compliance with applicable governmental laws, rules, and regulations;

•	Prompt internal reporting of violations of the Code; and,

•	Accountability for adherence to the Code.

B.	Compliance with Applicable Laws and Regulations

•	LIM and its Employees must comply with applicable federal and state securities laws.

10/2022	LIM COMPLIANCE MANUAL CARVEOUT - CONFIDENTIAL

C.	Duty to Clients

•

LIM has a duty to exercise its authority and responsibility for the benefit of its clients, to place the interests of its clients first, and to refrain from having outside interests that conflict with the interests of its clients. LIM has a duty of loyalty to its clients and must act with reasonable care and exercise prudent judgment. LIM must deal fairly and act objectively with all clients when making investment recommendations, taking investment actions, or providing investment analysis.

•	LIM must provide advice that is in the client’s best interest. Employees must not place individual interests ahead of the client’s interests under any circumstances.

•	LIM and its Employees are subject to the following specific fiduciary obligations when dealing with clients:

•	The duty to have a reasonable, independent basis for the investment advice provided;

•	The duty to seek best execution for a client’s securities transactions where LIM is in a position to direct brokerage transactions for that client;

•	The duty to ensure that investment advice is in the client’s best interest in accordance with the client’s individual objectives, needs, and circumstances;

•	The duty to refrain from effecting personal securities transactions that are inconsistent with client interests;

•	The duty to disclose all material facts to clients, including conflicts of interest; and,

•	The duty of care and duty of loyalty to clients.

D.	Privacy of Client Information

•	LIM will not disclose any non-public information about a client to any non-affiliated third party unless:

•	The information concerns illegal activities on the part of the client;

•	Disclosure is required by law; or,

•

The client expressly gives permission to LIM to do so, typically authority is granted in the IMA, however authorization may be granted on a case-by-case basis, in which such authorization would be documented in an email.

E.	Conflicts of Interest; Honest and Ethical Conduct

•

LIM’s success depends on the public’s confidence in the integrity and professionalism of its Employees. Each Employee has a duty to LIM and its clients to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of ethical principles are inconsistent with integrity. Each Employee is expected to:

•	Avoid conflicts of interest wherever possible;

•	Handle any actual or perceived conflict of interest ethically;

•	Not use his or her personal influence or relationships to influence investment decisions whereby the Employee would benefit personally to the detriment of a client; and,

•	Not use knowledge of portfolio transactions made or contemplated for a client to personally profit, or cause others to profit, by the market effect of such transactions.

•	It is each Employee’s responsibility to raise any questions about ethical standards or potential conflicts of interest to the CCO to resolve the issue or potential issue.

•

Employees must seek pre-approval of any Outside Business Activity by submitting an Outside Business Activity (OBA) approval form to Compliance and their Manager for review and approval. (Refer to Section X – OBA for full details).

10/2022	LIM COMPLIANCE MANUAL CARVEOUT - CONFIDENTIAL

•

Employees must disclose any potential or actual conflicts of interest to Compliance in the Outside Business Activity and Conflict of Interest Form through MCO. Compliance reviews these submissions, determines whether additional or revised disclosures are necessary, and ensures that the appropriate disclosures are made.

F.	Reporting Violations of the Code

•

Employees are expected to discharge their responsibilities in full compliance with this Code. Employees are required to report any existing or potential violations of the Code to the CCO or member of the compliance team, whether they are made by the Employee or by another LIM Employee. Failure to do so is a violation of the Code and federal securities laws.

•	Where an issue deals directly with CCO or Compliance behavior, Employees should report the violation to a member of the BOM.

•	LIM will never discharge, demote, suspend, threaten, harass, directly or indirectly, or in any other manner discriminate against an Employee for reporting a breach of this or any other policy.

•

Any reports of a breach of this or any other firm policy will be investigated promptly in a fair and expeditious manner that maintains the confidentiality of the reporting Employee to the extent practicable.

•

Reports and the results of the investigation will be documented. A summary will be reported to the BOM, where appropriate, to ensure a heightened level of awareness of senior members of the Firm’s management. Risk-based corrective action will then be taken to ensure that a continued violation does not occur, including but not limited to enhanced training, revised policies and procedures, and additional testing.

G.	Accountability

•

Any infraction of applicable law or of this Code will subject an Employee to disciplinary actions up to and including termination. In addition, disciplinary measures will apply to any Employee who directs or approves of any infraction, or who has knowledge of any infraction and does not act promptly to report or correct it. The CCO is responsible for applying the Code to specific situations in which questions arise and has the authority to interpret the Code in any particular scenario. The CCO has the authority to take the actions that they consider appropriate to investigate any actual or potential violations reported under the Code. The CCO is responsible for granting waivers from provisions of the Code and for determining sanctions for violations of the Code.

H.	Certification

•

Compliance provides a copy of the Code and any amendments thereto to all Employees at time of hire, annually, and after any material amendments thereto. Each Employee should study the Code and review it periodically. All Employees must acknowledge receipt of the Code and any amendments thereto at least annually via a certification through MCO. Abiding by the Code’s letter and spirit is essential to each Employee’s professional success and to the success of LIM.

•

On a quarterly basis, Employees are required to certify through MCO to a number of specific provisions contained within the Code, Compliance Manual, and Employee Handbook, as appropriate. The certifications are subject to change so Employees should carefully review the elements of the certification prior to completion. Certifications must be completed within a timely fashion or by their respective due dates.

I.	Reporting Requirements (Rule 204A-1 of Advisers Act and Rule 17j-1 of 1940 Act)

•	Supervised Persons - Defined

•

Any director, principal, officer, partner or any employee of the investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

10/2022	LIM COMPLIANCE MANUAL CARVEOUT - CONFIDENTIAL

•	Access Persons - Defined

•

Any Supervised Person who has access to non-public information regarding clients’ purchase or sale of securities, or non-public information regarding portfolio holdings portfolio or who is involved in making securities recommendations to clients or who has access to such recommendations that are non-public.

•	All Access Persons are also Supervised Persons.

•	LIM Access Persons (“AP” or “APs”)

•	Generally, all Employees are considered APs unless otherwise determined by Compliance.

•	Members of the Advisory Board are not considered APs.

•	Whether a contractor, temporary employee or intern will be considered an AP is determined on a case-by-case basis.

•	Any non-AP will be issued a written waiver, with the exception of the Advisory Board.

•	APs are tracked through MCOs reporting tools.

•	APs must seek Pre-Approval to directly or indirectly acquire any beneficial interest in securities of an Initial Public Offering (IPO), limited offering, or Private Placement.

•

An IPO is an offering registered under the Securities Act of 1933, the issuer of which immediately before registration of the offering was effective was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

•	A Limited Offering is an offering other than a public offering for purposes of the Securities Act of 1933.

•

In considering a request to invest in an IPO or Limited Offering, the CCO or her designee will take into account, among other factors, whether the investment opportunity should be reserved for clients; whether there is an inherent or an appearance of a conflict of interest; and whether the opportunity is being offered to the Access Person or Supervised Person by virtue of his or her position with the Firm.

•

Should the Access Person or Supervised Person be authorized to acquire securities in an IPO or Limited Offering, he or she shall, in addition to reporting the transaction on the quarterly transaction report to the Firm, disclose the interest in that investment to other Access Persons or Supervised Persons participating in the investment decision-making process if and when he or she plays a part in a client’s subsequent consideration of an investment in that issuer. In such a case, the client’s decision to purchase securities of that issuer will be subject to an independent review by an Access Person or Supervised Person who has no personal interest in the issuer.

•

APs must report Accounts which hold personal securities, as well as certain Reportable Securities or Reportable Fund (defined herein) transactions and holdings to Compliance for review whether or not their Household Accounts have transacted or held Reportable Securities or Reportable Funds. Each AP is required to provide the following reports:

•	Annual Holdings Report:

•

Each AP must submit a detailed holdings report through MCO detailing each of the AP’s Household Accounts (defined below) and those Accounts’ Reportable holdings, if any, within 10 days of initial employment (holdings must be as of the most recent month end); annually thereafter (within 30 days of year-end) as of a date that is 45 days or less from the date of submission; and / or in the event of Household Account additions. The report must contain, at a minimum:

10/2022	LIM COMPLIANCE MANUAL CARVEOUT - CONFIDENTIAL

•	Title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each Reportable Security or Reportable Fund;

•	Name of any broker, dealer, or bank in which any securities are held for a Household Account, the name of the beneficial holder of the Account and the last four digits of the Account number; and,

•	Date the report is submitted.

•	Quarterly Transaction Reports

•

Each AP must submit a Quarterly Transaction Report through MCO within 30 days of the end of each calendar quarter detailing the AP’s Household Accounts Reportable Securities or Reportable Fund transactions. Compliance should be notified prior to executing transactions in any new Household Account. The report must contain, at minimum:

•	Date of the transaction;

•	Title, exchange ticker symbol or CUSIP number;

•	Interest rate and maturity date (if applicable);

•	Par or number of shares and principal amount;

•	Nature of the transaction (purchase, sale, acquisition, or disposition);

•	Price;

•	Name of the broker/dealer or custodian that executed the transaction; and,

•	Date the report is submitted.

•	With respect to any new Household Account established during the quarter by an AP, the report through MCO must contain:

•	The name of the broker/dealer or custodian, account number with which the AP established the account: and

•	The date the report is submitted.

•

Brokerage Statements and Trade Confirmation Statements for Reportable Accounts that are eligible to hold Reportable Securities and/or Reportable Funds and are NOT currently under an approved Waiver by Compliance:

•

APs are required to have duplicate copies of all reportable brokerage accounts statements and trading confirms in which the employee has a direct or indirect beneficial interest in sent directly to Compliance from the APs brokerage firm(s) for such accounts that are (i) not exempt from reporting and, (ii) that is eligible to hold Reportable Securities and/or Reportable Funds, regardless if the account currently holds reportable securities and/or reportable funds at this time.

10/2022	LIM COMPLIANCE MANUAL CARVEOUT - CONFIDENTIAL

V.	PERSONAL TRADING POLICY

A.	Purpose

•	The following procedures are designed to assist Compliance in detecting and preventing insider trading by Employees, including practices such as “scalping” or “front running”.

B.	Definitions

•	Reportable Securities (Section 202(a)(18) of the Adviser’s Act)

•	Any stock, bond or other security (including ETFs, interests in the Private Fund, or any other Mutual Fund sub-advised by LIM or LIM FM, respectively).

•	Except it shall not include the following investments:

•	Direct obligations of the U.S. Government (U.S. Treasuries);

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt Obligations, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares of open-end funds (that are registered investment companies not sub-advised by LIM);

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies that are registered under the 1940 Act, none of which is a Reportable Fund;

•	Reportable Accounts

•	Any account held by an AP that is capable of holding reportable securities

•	Accounts that do not permit holding anything other than Mutual Funds require appropriate documentation in order to be exempt from LIM’s Personal Trading requirements

•	Examples include: email correspondence, written letters / certifications.

•	Example of Non-Reportable or Exempt Accounts:

•	401(k) accounts that are only eligible to hold mutual funds.

•	Accounts that are only eligible to hold mutual funds (N/A if the account is eligible to hold an ETF, as ETFs are reportable securities)

•	Automatic Investment Plans

•	Reportable Funds

•	Each Mutual Fund for which LIM or LIM FM serves as investment adviser or sub-adviser; and

•	Any fund whose investment adviser is controlled by LIM or LIM FM.

•	Household Accounts

•	Any accounts held by an AP, by an immediate family member living with the AP, or in which either has a direct or indirect beneficial ownership interest.

•	401k accounts are exempt from reporting requirements under LIM’s Personal Trading policy as this type of account cannot hold reportable securities as defined above.

10/2022	LIM COMPLIANCE MANUAL CARVEOUT - CONFIDENTIAL

•	Robo-Adviser Accounts

•	Household Accounts where the individual investor has delegated investment discretion over the account to a Robo-Adviser.

•	Duplicate statements must be provided to Compliance.

•	Non-Discretionary Accounts (i.e. Accounts with a Waiver)

•

Household Accounts where Compliance has determined there is no direct or indirect control over investment actions associated with the account. Employees must provide a copy of the management agreement or other account documentation evidencing that the account is non-discretionary to Compliance.

•

Annually, employees will be required to certify that the status of the account has not changed. Employees are required to notify compliance upon the change in the status of a Non-Discretionary Account.

•	Duplicate statements are not required to be provided to Compliance.

C. Personal Securities Transaction Requirements

•	Pre-Clearance

•	Pre-Clearance is required to trade (buy or sell) Reportable Securities.

•	Pre-Clearance is not required for the following categories of exempt transactions:

•	Purchases of Reportable Securities pursuant to an Automatic Investment Plan;

•

An Automatic Investment Plan is a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend investment plan.

•	Acquisition of Reportable Securities pursuant to the exercise of rights issued pro rata to all holders of the class of Reportable Securities;

•	Transactions that occur by operation of law or under any other circumstances where there is no discretion to buy or sell (e.g., corporate actions, dividend reinvestment); or

•	Gifts or transfers of Reportable Securities or Reportable Funds from non-Household Account members.

•	Pre-Clearance will generally be granted for all Reportable Securities not currently held in or being actively considered for client portfolios.

•	Pre-Approval

•	Pre-Approval is required for the following:

•	In order to trade (buy or sell) Reportable Funds;

•	In order to purchase an IPO, Limited Offering or Private Placement; or

•	In order to trade a Reportable Security that is held in or is actively being considered as an investment for client portfolios.

•	Process for Transacting in a Security

•	APs must submit a Pre-Clearance form to Compliance and if required Compliance will complete a Pre-Approval form if currently held in a client account.

10/2022	LIM COMPLIANCE MANUAL CARVEOUT - CONFIDENTIAL

•	The forms are located at P/Compliance/Personal Trading Employee Templates.

•	The form must be authorized by at least one member of both the Absolute Return and relevant Equity teams (as indicated on the form).

•	The form must then be submitted to Compliance.

•	Compliance is responsible for reviewing and, if appropriate, granting final approval all Pre-Clearance and Pre-Approval forms.

•	Trades can only be executed after submission and final approval by Compliance

•	Compliance maintains a file of all approved Pre-Clearance and Pre-Approval forms for executed trades.

•	Compliance will review submitted forms as soon as practicable. Firm and Client needs will be prioritized ahead of reviewing any submitted forms.

•

Pre-Clearance and Pre-Approval are only valid for the day they are approved. If a transaction has not been completed on the day approved, a new request must be submitted for each day the AP wants to trade the security.

D.	General Notes

•	Black-out period

•

Trades will not be approved in the 5 business days following the trading of a security (T+5) for client portfolios (the black-out period), unless a limited exemption is authorized by Compliance as determined on a case-by-case basis.

•	Non-Discretionary Accounts

•	APs are required to notify Compliance of any Non-Discretionary Accounts at time of hire or prior to a new Non-Discretionary Account being opened.

•	Accounts that are deemed Non-Discretionary Accounts by Compliance are exempt from the reporting, Pre-Clearance and Pre-Approval requirements once a Waiver has been approved.

•	Robo-Adviser Accounts

•	APs are exempt from the Pre-Clearance and Pre-Approval requirements for Robo-Adviser Accounts. APs are required to provide quarterly statements of Robo-Adviser account transactions to Compliance.

•	Duplicate Trade Confirms & Brokerage Statements

•

APs whose Household Accounts are eligible to trade Reportable Securities or Reportable Funds and are not otherwise exempt from reporting as noted above, must instruct the executing broker(s) to send duplicate trade confirmations and brokerage statements to the Compliance team prior to executing trades.

•	Investments in a Private Fund or Mutual Fund managed by LIM or LIM FM

•	APs must seek Compliance approval prior to transacting in a Private Fund or Mutual Fund managed by LIM.

•

At this time certain digital assets not classified by the SEC as a “security” are not subject to the pre-clearance and/or reporting process. Questions on whether a particular asset falls within the definition of a security should be directed to Compliance.

E.	Prohibitions

•	LIM APs are prohibited from:

10/2022	LIM COMPLIANCE MANUAL CARVEOUT - CONFIDENTIAL

•	Investing in the securities issued by any publicly traded direct client of LIM (except where LIM manages non-corporate assets);

•	APs will be allowed to unwind positions acquired before the issuer became a LIM client or before the AP became an Employee.

•	Short-term trading, defined as selling a security less than 60 calendar days after purchase (The most recent date a security was purchased will establish the start of the 60-calendar day period.

•

Establishing positions in any security during the period the security is held in or actively being considered as an investment for the absolute return or equity strategies unless pre-approval has been granted;

•	Employing any device, scheme or artifice to defraud any client or prospective client;

•	Engaging in any transaction, practice, or course of business that operates as a fraud or deceit upon any client or prospective client;

•	Engaging in any act, practice, or course of business that is fraudulent, deceptive or manipulative; or,

•

Knowingly buying or selling any security from an advisory client without obtaining the client’s written consent to the transaction; first disclosing in writing LIM’s or the Employee’s capacity in the transaction and when acting as a principal for LIM’s or the Employee’s own account or acting as broker for another person.

F.	Review

•

On an ongoing basis, Compliance monitors for compliance and/or violations of the policy by reviewing trade confirms that it receives from APs’ brokerage accounts and ensuring that they match the Pre-Clearance or Pre- Approval form, where applicable.

•

On a quarterly basis, Compliance reviews trade confirms, brokerage statements, Pre- Clearance, and Pre-Approval forms to ensure that transactions have been reported and have been traded in accordance with the policy.

•

Compliance logs this review quarterly on a compliance tracking log and then certifies completion of such review in MCO. After Compliance has finalized its quarterly review, the final results are reported to the BOM.

G.	Violations

•	Promptly after identifying a possible violation, Compliance conducts an appropriate investigation to determine whether the Code of Ethics and/or Personal Trading Policy has in fact been violated.

•

Where violation(s) is deemed to have occurred, remedial actions may include, but are not limited to, disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal, and/or a ban on trading Reportable Securities and Reportable Funds. Evidence suggesting violations of criminal laws will be reported to the appropriate authorities, as required by applicable law.

•	The CCO will recommend remedial action based upon the violation and will reduce such determination to writing and provide a copy to the employee for their review and comment.

•

Repeated violations of the Code of Ethics and/or Personal Trading Policy will have more severe consequences based on the nature of the violation (i.e. ban of personal trading for 30 calendar days up to ban on personal trading while employed at LIM and/or possible termination).

•	Compliance reports violations quarterly to the BOM and Advisory Board.

10/2022	LIM COMPLIANCE MANUAL CARVEOUT - CONFIDENTIAL